UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

August 12, 2015

Coupons.com Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue

Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2015, Coupons.com Incorporated (the “Company”) announced the appointment of Ms. Jennifer Ceran, age 52, as the Company’s Chief Financial Officer (“CFO”), effective September 8, 2015. As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2015 (the “Prior Form 8-K”), Mr. Mir Aamir, the Company’s current CFO and Chief Operating Officer, has been promoted to the position of President and Chief Operating Officer effective as of Ms. Ceran’s commencement as CFO and will resign from his position as CFO at that time. Further, as previously announced in the Prior Form 8-K, the Company’s current President and CEO, Mr. Steven R. Boal, will resign from his position as President effective as of Mr. Aamir’s commencement as President and Chief Operating Officer. Mr. Boal will continue to serve as the Company’s Chief Executive Officer and a member of its Board of Directors.

Ms. Ceran served as the Vice President of Finance for Box, Inc., a cloud-based, enterprise content management company, since October 2012. Before joining Box, Ms. Ceran served in various capacities at eBay Inc., an Internet marketplace and online payments platform company, from April 2003 to August 2012, including as its Vice President of Investor Relations from October 2010 to August 2012, as Vice President of Financial Planning and Analysis from October 2010 to December 2011, and as Vice President and Treasurer from April 2003 to October 2010. Ms. Ceran holds a M.B.A. from the University of Chicago and a B.A. from Vanderbilt University.

In connection with Ms. Ceran’s appointment as CFO, the Company and Ms. Ceran entered into an Employment Offer Letter (the “Offer Letter”) dated August 3, 2015. Ms. Ceran will be paid a base salary of $360,000 and will be eligible for an annual discretionary bonus of up to 50% of her base salary. Ms. Ceran will also be eligible for the Company’s standard benefits programs. The Offer Letter will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Pursuant to the Offer Letter, subject to the approval of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Ms. Ceran will be granted restricted stock units (“RSUs”) underlying 100,000 shares of the Company’s common stock (“Common Stock”) pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”). The RSUs will vest as to twenty-five percent (25%) of the shares on the one (1) year anniversary of the vesting commencement date, and as to twenty-five percent (25%) of the shares each year thereafter on the same day of the year as the vesting commencement date.

Subject to the approval of the Compensation Committee, Ms. Ceran will also be granted an option (the “Stock Option”) to purchase 275,000 shares of Common Stock pursuant to the 2013 Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Stock Option will vest as to twenty-five percent (25%) of the shares subject to the Stock Option on the one (1) year anniversary of the vesting commencement date, and as to one forty-eighth (1/48) of the shares subject to the Stock Option each month thereafter.

Ms. Ceran’s Offer Letter provides that if, within 12 months following a “change in control” (as defined in the 2013 Plan), her employment is terminated without cause or if she resigns for good reason, then, in each case, 100% of the then unvested RSUs and shares subject to her Stock Option shall accelerate.

Ms. Ceran will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on February 14, 2014 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 No. 333-193692.

There are no family relationships between Ms. Ceran and any director or executive officer of the Company, and she has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupons.com Incorporated

By:	/s/ Richard Hornstein
Richard Hornstein
General Counsel

Date: August 12, 2015